Exhibit 10.13

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated October 3, 2006, is by and between SCP GLOBAL TECHNOLOGIES, INC., a Delaware corporation (“SCP”), and AKRION, INC., a Delaware corporation (the “Company”).

BACKGROUND

WHEREAS, in connection with the acquisition of certain of the assets of SCP by the Company pursuant to that certain Asset Purchase Agreement dated September 12, 2006 by and among the Company, Akrion SCP Acquisition Corp., SCP and the shareholders of SCP (the “Purchase Agreement”), the Company has issued to SCP a Secured Subordinated Convertible Promissory Note dated the date hereof (the “Note”), pursuant to which SCP is entitled to convert the principal amount of the Note into shares of the Company’s common stock (the shares issued upon such conversion, the “Conversion Shares”), in accordance with the terms thereof; and

WHEREAS, in connection with the Purchase Agreement, the Company is granting SCP certain registration rights as more fully set forth herein with respect to the Conversion Shares.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the Company and SCP hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s common stock.

“Holder” means any record owner of Registrable Securities who has properly followed the provisions for transfer of the Registrable Securities as set forth herein.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity, or other form of business organization whatsoever.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of equity securities of the Company (other than a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose or for which the Registrable Securities may not be included, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Registrable Securities” means the Conversion Shares and any other shares of Common Stock of the Company issued in respect of such Conversion Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities when such shares become saleable pursuant to Rule 144(k) under the Securities Act (or any successor provision).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Transfer” means to, directly or indirectly, sell, transfer, assign or otherwise dispose of Common Stock or any right with respect to Common Stock.

2. Piggyback Registration.

(a) If at any time the Company determines to file a Registration Statement (including pursuant to the request of any security holder of the Company which has the right to require the Company to file such a registration statement) under the Securities Act, to register an offering of shares of Common Stock, it must give to each Holder written notice of such determination at least thirty (30) days prior to each such filing. If, within fifteen (15) days after receipt of any such notice, a Holder so requests in writing, the Company must include, subject to the provisions of Section 2(b), in such registration statement all of such Holder’s Registrable Securities that such Holder requests to be so included.

(b) Any Registrable Securities of a Holder that are to be included in a registered public offering pursuant to this Section 2 shall be offered and sold upon such terms as the managing underwriters thereof determine; provided, however, that any such terms must be the same as the terms to which any other Holder of Registrable Securities will be bound and must not be substantially different from the terms pursuant to which the Company and any other security holder selling shares of Common Stock in such offering are selling such shares. The managing underwriters may condition a Holder’s participation in such a registered public offering upon such Holder’s execution of an underwriting agreement containing customary terms and conditions which would customarily be applicable to selling shareholders. If the managing underwriters for a registered public offering determine that the number of shares of Common Stock proposed to be sold in such offering would adversely affect the marketing of the shares of Common Stock to be sold by the Company therein or by the Person or Persons who exercised their right to require the Company to register such offering under the Securities Act, then the number of shares of Common Stock to be included in such offering shall be reduced in the following order until the number of such shares does not exceed the number that the managing underwriters believe can be sold without any such adverse effects:

(i) The shares of Common Stock to be included in such offering for the accounts of Persons who do not have any contractual registration rights shall be reduced pro rata among such Persons based upon the number of shares of Common Stock beneficially owned by them until the number of shares to be included for such Persons is equal to zero.

(ii) The Registrable Securities to be included in such offering for the accounts of Persons whose contractual registration rights are inferior in right of priority to the registration rights of the Holders shall be reduced pro rata among such Persons based upon the number of Registrable Securities beneficially owned by them until the number of Registrable Securities to be included for such Persons is equal to zero.

(iii) The Registrable Securities to be included in such offering for the accounts of Holders and other Persons who have equivalent contractual registration rights shall be reduced pro rata among such Persons based upon the number of Registrable Securities beneficially owned by them until the number of Registrable Securities to be included for such Persons is equal to zero.

(iv) The shares of Common Stock to be included in such offering for the accounts of the Company and other Persons who have demand (provided such demand has been exercised) or other contractual registration rights that are superior to those of Holders shall be reduced as provided in the arrangements among such parties.

If a Holder which has elected to participate in a registered public offering determines that it does not approve of the terms of any such offering prior to the effectiveness of the related registration statement under the Securities Act, then such Holder may elect to withdraw therefrom by giving written notice of such withdrawal to the Company and the managing underwriters prior to such effectiveness.

(c) All registration rights granted under this Section 2 shall terminate and be of no further force or effect from and after the fifth anniversary of the effective date under the Securities Act of the registration statement for the Company’s first registered public offering of shares of Common Stock (the “Initial Offering”). A Holder shall not be entitled to exercise its registration rights under this Section 2 at any time that all Registrable Securities beneficially owned by such Holder may be sold pursuant to Rule 144(k) under the Securities Act. If at any time the Note is convertible, in whole or in part, into any securities other than shares of Common Stock, then the provisions of this Section 2 shall apply equally to the registration of any offering of that class or series of securities.

(d) Notwithstanding anything to the contrary set forth herein:

(i) The provisions of this Section 2 shall not apply to any registration statement that is being filed to register the offering of (A) securities being offered in the Initial Offering, (B) securities to be issued solely in connection with the acquisition of any entity or business, (C) securities issuable solely pursuant to employee benefit plans (including pursuant to the exercise of stock options), or (D) securities the offering of which is being registered on a registration form that does not permit the registration of the offering of securities for security holders.

(ii) The Company may withdraw any registration statement referred to in this Section 2 in accordance with the provisions of the Securities Act without thereby incurring any liability to any Holder; provided, however, that the Company shall continue to be subject to the requirements of this Section 2 for any other registration statement.

(e) The Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities covered by such registration statement, its directors, officers, partners, members, managers and each other Person, if any, who controls such Holder, employees, agents, successors and assigns (each an “Indemnified Person”), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in any settlement), to which such Indemnified Persons may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which Registrable Securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, supplemental or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal or state rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration. The Company will reimburse Indemnified Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Person to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Indemnified Person, for use in the preparation of the registration statement.

(f) If the indemnification provided for in Section 2(e) above is unavailable to an indemnified party in respect of any expense, loss, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Holders, on the other, in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Holders, on the other, in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to a Holder bears to the gain realized by the selling Holder. The relative fault of the Company, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of Section 2(e), and in no event shall the obligation of any indemnifying party to contribute under this Section 2(f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 2(e) had been available under the circumstance.

(g) Notwithstanding the provisions of this Section 2, no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which in the case of any such Holder, the net proceeds received by such Holder from the sale of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h) Each Holder, for so long as such Holder has the right to exercise its registration rights hereunder, if requested by the Company or an underwriter of securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of a registration statement with respect to the Company’s securities. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of the lock-up period.

3. Miscellaneous.

(a) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

(b) Notices. All notices, requests, demands, waivers, consents, approvals, payments or other communications which are required by or permitted hereunder shall be in writing and be deemed delivered (a) upon receipt, if by hand delivery, (b) upon transmission, if sent by facsimile with confirmation of receipt during normal business hours for the recipient or on the next business day if sent after normal business hours for the recipient, (c) the next business day, if sent by a reputable overnight courier service such as FedEx or DHL, or (d) on the fifth calendar day following deposit in the United States mail, certified, postage prepaid, return receipt requested addressed as follows: if to the Company: Akrion, Inc., 6330 Hedgewood Drive, #150, Allentown, PA 18106, Attention: President, Facsimile: 610-391-1537; if to a Holder, to the address as shown on the books maintained by the Company, unless such Holder shall notify the Company that communications should be sent to a different address. The Company may alter the address to which communications are to be sent to it by giving notice of such change of address to each Holder in conformity with the provisions of this paragraph for the giving of notice.

(c) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns and shall be binding upon SCP and its permitted successors and assigns. SCP acknowledges that in addition to any restrictions on Transfer contained in the Purchase Agreement or the Note, neither SCP nor any subsequent holder of Common Stock or the Note may Transfer all or any part of the Note or the Registrable Securities unless, among other things, such transferee executes and delivers a joinder to this Agreement in the form attached as Exhibit A to this Agreement pursuant to which such transferee assumes becomes a Holder hereunder and agrees to be bound by the terms of this Agreement; provided, however, that neither SCP nor any other Holder may Transfer its Registrable Securities to a competitor of the Company, except that SCP may Transfer a pro rata portion of its Common Stock to (i) Applied Materials, Inc. (“AMAT”) (based on AMAT’s relative share ownership of SCP as of the date of this Agreement), (ii) VantagePoint Venture Partners IV (Q), L.P. or its affiliated funds (“VantagePoint”) (based on VantagePoint’s relative share ownership of SCP as of the date of this Agreement), or (iii) 3i Technology Partners L.P. or its affiliated funds (“3i”), (based on 3i’s relative share ownership of SCP as of the date of this Agreement), irrespective of whether such entities are now or hereafter deemed to be competitors of the Company. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Agreement shall be binding upon SCP and each subsequent holder of the Note or any Registrable Securities and upon the Company and its successors and assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts (whether facsimile or original), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(e) Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(f) Entire Agreement; Amendment. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing by the Company and SCP; provided, however, that in the event that SCP transfers its Registrable Securities or the Note pursuant to the conditions set forth in Section 3(c) hereof, the provisions of this Agreement may be amended, modified or waived with (and only with) the prior written consent of the Company and the Majority Holders. For purposes of this Agreement, “Majority Holders” shall mean holders of a majority of the shares of Registrable Securities issued or issuable upon conversion of the Note.

(g) Section Headings. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

(h) Consent to Jurisdiction. THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES HERETO ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. IF ANY PARTY PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, SUCH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO ITS ADDRESS AS SET FORTH IN SECTION 4 OR AT SUCH ADDRESS MOST RECENTLY NOTIFIED BY IT IN WRITING TO THE OTHER PARTIES HERETO AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

(i) Waiver Of Jury Trial. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER AGREEMENT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties executed and delivered this Agreement on the date first above written.

AKRION, INC.

By:	/s/ James Whittle
Name:	James Whittle
Title:	Chief Financial Officer

SCP GLOBAL TECHNOLOGIES, INC.

By:	/s/ Keith O’Leary
Name:	Keith O’Leary
Title:	Chief Executive Officer

EXHIBIT A

JOINDER

Reference is made to that certain Registration Rights Agreement dated as of October 3, 2006, a copy of which is attached hereto (as amended and in effect from time to time, the “Registration Rights Agreement”), between Akrion, Inc. (the “Company”) and SCP Global Technologies, Inc.

The undersigned,                     , as a prerequisite to becoming the owner of              (    ) shares of the common stock of the Company (the “Transferred Shares”), hereby agrees that by the undersigned’s execution hereof (a) the undersigned shall become a Holder and a party to the Registration Rights Agreement subject to all of the restrictions and conditions applicable to Holders set forth in the Registration Rights Agreement, and (b) all of the Transferred Shares (and any and all shares of stock of the Company issued in respect thereof) shall constitute Registrable Securities subject to all the restrictions and conditions applicable to Registrable Securities as set forth in the Registration Rights Agreement. This Joinder shall take effect and the undersigned shall become party to the Registration Rights Agreement as a Holder immediately upon execution this Joinder.

Defined terms used herein but not otherwise defined shall have the meanings ascribed to them in the Registration Rights Agreement.

Executed as of the date set forth below.

Signature:

Address:

SSN/EIN:

Date:

Accepted:

AKRION, INC.

By:
Name:
Title:

Date: